Registration No. 333-
   __________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                        ______________________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                        _______________________________

                        HAYES WHEELS INTERNATIONAL, INC
           (Exact name of registrant as specified in its charter)

                 Delaware                              13-3384636
      (State or other jurisdiction of        (IRS Employer Identification No.)
      incorporation or organization)
                            38481 Huron River Drive
                           Romulus, Michigan  48174
                 (Address of Principal Executive Offices) (Zip Code)
                        ________________________________

                        1996 STOCK OPTION EXCHANGE PLAN
                              Full title of Plan
                        _______________________________
                            Daniel M. Sandberg, Esq
                            38481 Huron River Drive
                            Romulus, Michigan 48174
                                 313) 941-2000
                     (Name and address of agent for service
          Telephone number, including area code, of agent for service
                       _______________________________

                                    Copy to
                             Robert B. Pincus, Esq
                     Skadden, Arps, Slate, Meagher & Flom
                               One Rodney Square
                          Wilmington, Delaware 19899
                                 302) 651-3000
                   ________________________________________

                        CALCULATION OF REGISTRATION FEE
                                                    Proposed
                                     Proposed       Maximum
   Title of                          Maximum        Aggregate     Amount of
 Securities to    Amount to be    Offering Price    Offering    Registration
 be Registered     Registered       Per Share         Price          Fee

 Common Stock     62,859 shares    $ 30.875*     $1,940,771.63*   $  669.23
 $.01 par value  235,250 shares    $ 27.150**     6,386,745.00**   2,202.33
                 ____________                     ____________     _________
                 298,109 shares                  $ 8,327,516.63   $2,871.56

     * Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Registrant's common stock on the Nasdaq
        National Market on July 9, 1996 in accordance with Rule 457(c) of the Securities Act of 1933.


    **All shares are issuable upon the exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h)(1) of the Securities Act of 1933, the aggregate offering price and the fee have been computed upon the basis of the prices at which the options may be exercised. The offering price per share set forth for such shares is the weighted average of the exercise prices per share at which such options are exercisable. All of the options granted pursuant to this plan are being registered hereby.

  In addition, all of the options granted under the Registrant's 1992 Stock Incentive Plan (the "1992 Plan") that are currently outstanding will be cancelled pursuant to the 1996 Stock Option
  Exchange Plan; it is expected that the 1992 Plan will be terminated and that no further grants will be made thereunder.

  _____________________________________________________________________________


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    Item 3.  Incorporation of Documents by Reference.

         The following documents have been filed by the Registrant with the Commission pursuant to either the Securities Act of 1933, as amended (the Securities Act ), or the Securities Exchange Act of 1934, as amended (the Exchange Act ), and are hereby incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1996, filed on April 23, 1996;

         (b) The Registrant's Amended Annual Report on Form 10-K/A for the fiscal year ended January 31, 1996, filed on June 28, 1996;

         (c) The Registrant s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1996;

         (d) The Registrant's Current Reports on Form 8-K dated June 25, 1996 and July 11, 1996; and

         (e) The Registrant's Registration Statement on Form S-4 (Registration No. 333-04909), including the description of the Registrant's common stock contained in the Joint Proxy Statement/Prospectus constituting a part of such Registration Statement.

    In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

    Item 4.  Description of Securities.

         Not applicable.

    Item 5.  Interests of Named Experts and Counsel.

         None.


    Item 6.  Indemnification of Directors and Officers.

         Set forth below is a description of certain provisions of the by-laws (the By-laws ) of the Registrant and the General Corporation Law of the State of Delaware (the DGCL ), as such provisions relate to the indemnification of the directors and officers of the Registrant. This description is intended only as a summary and is qualified in its entirety by reference to the Restated Certificate of Incorporation of the Registrant, the By-laws and the DGCL.

         Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or witness or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reasons of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses, costs and fees (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all claims, issues or matters in such proceeding, he or she may be indemnified against expenses actually and reasonably incurred in connection with each successfully resolved claim, issue or matter. In the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery, or the court in which such action or suit was brought, shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. To the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or manner therein, he or she shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by him or her in connection therewith.

         The Registrant s By-laws provide for indemnification by the Registrant of its directors and officers to the full extent permitted by the DGCL. Pursuant to Section 145 of the DGCL, the Registrant will purchase insurance on behalf of its present and former directors and officers against liabilities asserted against or incurred by them in such capacity or arising out of their status as such.

         The Registrant intends to enter into indemnification agreements with each of its executive officers and directors pursuant to which the Registrant will agree to indemnify such individuals to the extent permitted under Delaware law.

    Item 7.  Exemption from Registration Claimed.

         Not applicable.


    Item 8.  Exhibits.

        Exhibit  4.1    Form of the 1996 Stock Option Exchange
                        Agreements.

        Exhibit 5.1 Opinion of Barry J. Miller, Esq., regarding the legality of the securities being registered.

        Exhibit 23.1    Consent of Barry J. Miller, Esq. (included in
                        Exhibit 5.1).

        Exhibit 23.2    Consent of KPMG Peat Marwick LLP.

        Exhibit 24.1 Power of Attorney (contained on the signature page to this Registration Statement).

     Item 9.  Undertakings.

          (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by Section
          10(a)(3) of the Securities Act:

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan s annual report pursuant to
            Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Romulus, State of Michigan, on this 11th day of July, 1996.

                                  HAYES WHEELS INTERNATIONAL, INC.

                                 By: /s/ Ranko Cucuz
                                     Ranko Cucuz
                                     President and Chief Executive Officer,
                                     Chairman of the Board of Directors


                               POWER OF ATTORNEY

                KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel M. Sandberg and Barry J. Miller, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all further amendments and supplements to this Form S-8 Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitutes, may lawfully do or cause to be done by virtue thereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

           Name                    Title                              Date

 /s/ Ranko Cucuz               President and Chief Executive       July 11, 1996
 Ranko Cucuz                   Officer; Director (Principal
                               Executive Officer)

 /s/ William D. Shovers        Vice President Finance (Principal   July 11, 1996
 William D. Shovers            Financial Officer and Principal
                               Accounting Officer)

 /s/ Timothy J. Clark          Director                            July 11, 1996
 Timothy J. Clark

 /s/ Cleveland A. Christophe   Director                            July 11, 1996
 Cleveland A. Christophe

 /s/ Peter A. Joseph           Director                            July 11, 1996
 Peter A. Joseph

 /s/ Paul S. Levy              Director                            July 11, 1996
 Paul S. Levy

 /s/ Marcos A. Rodriguez       Director                            July 11, 1996
 Marcos A. Rodriguez

 /s/ John S. Rodewig           Director                            July 11, 1996
 John S. Rodewig

 /s/ Kenneth L. Way            Director                            July 11, 1996
 Kenneth L. Way



                                 EXHIBIT INDEX

          Exhibit                    Title

           4.1           Form of the 1996 Stock Option Exchange
                         Agreements.

           5.1 Opinion of Barry J. Miller, Esq., regarding the legality of the securities being registered.

          23.1           Consent of Barry J. Miller, Esq. (included in
                         Exhibit 5.1).

          23.2           Consent of KPMG Peat Marwick LLP.

          24.1 Power of Attorney (contained on the signature page to this Registration Statement).